PIONEER BALANCED FUND  - SEMI-ANNUL N-SAR QUESTION 77 ATTACHMENTS


A. Pioneer Balanced Fund filed a definitive proxy statement on December 3, 1996. Please refer to the below Accession Number to incorporate with this N-SAR
filing.   Accession Number : 0000069405-96-000025.

B. The results of this Proxy were stated in the N-30D filing, which was filed with the SEC on March 3, 1997. This filing is also being filed as an attachment to Question 77 on the Semi-annual N-SAR. For proxy results refer to Accession
No.:  0000069405-97-000011.